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[ENRON LOGO]                                           Enron
                                                       P.O.Box 1188
                                                       Houston, TX 77251-1188





                                                       Mark Palmer
                                                       (713) 853-4738

ENRON PROVIDES ADDITIONAL INFORMATION ABOUT RELATED PARTY AND OFF-BALANCE SHEET
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TRANSACTIONS; COMPANY TO RESTATE EARNINGS FOR 1997-2001
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FOR IMMEDIATE RELEASE:  Thursday, Nov. 8, 2001

         HOUSTON - Enron Corp. (NYSE: ENE) today provided additional information about various related party and off-balance sheet transactions in which the company was involved. The information was posted today on the company's website at www.enron.com/corp/sec and also made available in a Form 8-K Report filed today with the Securities and Exchange Commission (SEC).

         Specifically, Enron's filing provides information about:

         o a required restatement of prior period financial statements to reflect the previously disclosed $1.2 billion reduction to shareholders' equity, as well as various income statement and balance sheet adjustments required as the result of a determination by Enron and its auditors, based on current information, that certain off-balance sheet entities should have been included in Enron's consolidated financial statements pursuant to generally accepted accounting principles;

         o the restatement of its financial statements for 1997 through 2000 and the first two quarters of 2001. As a result, financial statements for these periods and the audit reports relating to the year-end financial statements for 1997 through 2000 should not be relied upon;

         o the accounting basis for the above-mentioned reduction to shareholders' equity;


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         o    the special committee appointed by the Enron Board of Directors to review transactions between Enron and related parties;

         o information regarding the two LJM limited partnerships formed by Enron's then Chief Financial Officer, his role in the partnerships, the business relationships and transactions between Enron and the partnerships, and the economic results of those transactions as known thus far; and

         o    transactions between Enron and certain other Enron employees.

         "We believe that the information we have made available addresses a number of the concerns that have been raised by our shareholders and the SEC about these matters," said Ken Lay, Enron Chairman and CEO. "We will continue our efforts to respond to investor requests for information about our operational and financial condition so they can evaluate, appreciate and appropriately value the strength of our core businesses."

Restatement of Earnings
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         As further described on Enron's website, and its Form 8-K Report,
Enron will restate prior years' financial statements to reflect its review of current information concerning the transactions discussed below. After taking into account Enron's previously disclosed adjustment to shareholders' equity in the third quarter of 2001, these restatements have no effect on Enron's current financial position.

Based on this review, Enron has determined that:

         o the financial activities of Chewco Investments, L.P. (Chewco), a related party which was an investor in Joint Energy Development Investments Limited Partnership (JEDI), should have been consolidated beginning in November 1997;
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         o    the financial activities of JEDI in which Enron was an investor and which was consolidated into Enron's financial statements during the first quarter of 2001, should have been consolidated beginning in 1997; and

         o the financial activities of a wholly-owned subsidiary of LJM1, which engaged in structured transactions with Enron that were designed to permit Enron to mitigate market risks of an equity investment in Rhythms NetConnections, Inc., should have been consolidated into Enron's financial statements beginning in 1999.

         Enron's current assessment indicates that the restatement will include a reduction to reported net income of approximately $96 million in 1997, $113 million in 1998, $250 million in 1999 and $132 million in 2000, increases of $17 million for the first quarter of 2001 and $5 million for the second quarter and a reduction of $17 million for the third quarter of 2001. These changes to net income are the result of the retroactive consolidation of JEDI and Chewco beginning in November 1997, the consolidation of the LJM1 subsidiary for 1999 and 2000 and prior year proposed audit adjustments. The consolidation of JEDI and Chewco also will increase Enron's debt by approximately $711 million in 1997, $561 million in 1998, $685 million in 1999 and $628 million in 2000. The restatement will have no negative impact on Enron's reported earnings for the nine month period ending Sept. 2001.

         Enron is one of the world's leading energy, commodities and services companies. The company markets electricity and natural gas, delivers energy and other physical commodities, and provides financial and risk management services to customers around the world. Enron's Internet address is www.enron.com. The stock is traded under the ticker symbol "ENE."

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by Enron or on its behalf. These forward-looking statements are not historical facts, but reflect Enron's current expectations, estimates and projections. All statements contained in this press release which address future operating performance, events or developments that are expected to occur in the future (including statements relating to earnings expectations) are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include results of the Special Committee's review and results of the S.E.C. investigation.

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